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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                PETSMART, INC.
                                --------------
            (Exact Name of Registrant As Specified in its Charter)


                      Delaware                 94-3024325
                      -----------------------------------
(State of Incorporation or Organization)    (IRS Employer Identification No.)


              19601 N. 27th Avenue, Phoenix, AZ            85027
              --------------------------------------------------
            (Address of Principal Executive Offices      (Zip Code)

        If this Form relates to the    If this Form relates to the
    registration of a class of debt    registration of a class of debt
   securities and is effective upon    securities and is to become effective
         filing pursuant to General    simultaneously with the effectiveness
        Instruction A(c)(1), please    of a concurrent registration
      check the following box.  / /    statement under the Securities Act of
                                       1933 pursuant to General Instruction
                                       A(c)(2), please check the following
                                       box.  /x/


Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be So Registered      Name of Each Exchange on Which
                                             Each Class Is to Be Registered
---------------------------------------      ------------------------------
                       [S]  None                     [C]


Securities to Be Registered Pursuant to Section 12(g) of the Act:

                6-3/4% Convertible Subordinated Notes Due 2004
                ----------------------------------------------
                               (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

A description of the 6-3/4% Convertible Subordinated Notes due 2004 (the "Convertible Notes") of PETsMART, Inc. (the "Registrant") to be registered hereunder is contained in the section entitled, "Description of Notes," commencing at page 35 of the Prospectus included in the Registrant's Form S-3 Registration Statement, No. 333-41111, filed with the Securities and Exchange Commission (the "Commission") on November 26, 1997, as amended (the "Form S-3").

ITEM 2.  EXHIBITS.
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Exhibit
Number    Description
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
1 Indenture between the Registrant and Norwest Bank Minnesota, N.A. as Trustee, dated as of November 7, 1997, (incorporated by reference from Exhibit 4.4 to the Form S-3).

2 Registration Rights Agreement, by and among the Registrant, Donaldson, Lufkin & Jenrette Securities Corporation and NationsBanc Montgomery Securities, Inc., dated as of November 4, 1997 (incorporated by reference from Exhibit 4.6 to the Form S-3).

3         Form of Convertible Note.
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                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                PETSMART, INC.
                                 (Registrant)

Date:  March 4, 1998                By:     /s/ C. Donald Dorsey
                                            ---------------------------
                                            C. Donald Dorsey
                                            Executive Vice President
                                            and Chief Financial Officer


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